EXHIBIT A

JOINT FILING AGREEMENT

This Joint Filing Agreement (this “Agreement”) is made and entered into as of April 28, 2026 by and among Reid H. Drescher, Spencer Clarke Management LLC, and Gateway Privileged Investing LLC (each, a “Reporting Person” and collectively, the “Reporting Persons”).

The Reporting Persons hereby agree that the Schedule 13G to which this Agreement is attached (and any amendments thereto) with respect to the common stock, no par value, of RELIABILITY INC (CUSIP 759903107) may be filed on behalf of each of them pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SIGNATURES

Reid H. Drescher

By:	/s/ Reid H. Drescher

Date: 4/29/2026

Spencer Clarke Management LLC

By:	/s/ Reid H. Drescher

Title:	Manager

Date: 04/29/2026

Gateway Privileged Investing LLC

By:	/s/ Reid H. Drescher

Title:	Manager

Date: 04/29/2026